EXHIBIT 99.1

SPARTAN STORES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AND STATEMENT OF OPERATIONS

The following unaudited pro forma condensed consolidated financial statements as of and for the year ended March 29, 2003 have been derived from the historical financial statements of Spartan Stores, Inc. and subsidiaries ("Spartan Stores") to give effect to the sale of substantially all assets of subsidiaries L&L/Jiroch Distributing Company ("L&L/Jircoch") and J.F. Walker Company, Inc. ("J.F. Walker").

The operations of L&L/Jiroch and J.F. Walker are included in discontinued operations in the historical financial statements. The unaudited pro forma condensed consolidated statement of operations for the year ended March 29, 2003 reflects adjustments as if the transaction had taken place on the first day of fiscal 2003. The unaudited pro forma condensed consolidated balance sheet as of March 29, 2003 gives effect to the transaction as if the transaction had occurred on March 29, 2003.

Certain pro forma adjustments described in the accompanying notes are based on estimates and various assumptions that Spartan Stores believes are reasonable under the circumstances.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Spartan Stores financial statements, including the notes thereto, as of and for the year ended March 29, 2003, and the related Management's Discussion & Analysis of Financial Condition and Results of Operations, contained in its Annual Report on Form 10-K for the year ended March 29, 2003.

SPARTAN STORES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 29, 2003
(In thousands)

Assets	As Reported	Pro Forma Adjustments		Pro Forma

Current assets
Cash and cash equivalents	$23,306	$-	(a) (c)	$23,306
Marketable securities	1,705	-		1,705
Accounts receivable, net	70,747	(15,423)	(a)	55,324
Inventories	138,095	(10,952)	(a)	127,143
Prepaid expenses and other current assets	13,141	(850)	(a)	12,291
Refundable income taxes	9,349	-		9,349
Deferred taxes on income	4,113	-		4,113
Property and equipment held for sale	54,684	(11,612)	(a)	43,072
Total current assets	315,140	(38,837)		276,303

Other assets
Goodwill, net	68,743	(43)	(a)	68,700
Deferred taxes on income	25,566	(1,436)	(a) (c)	24,130
Other, net	26,785	-	(a)	26,785
Total other assets	121,094	(1,479)		119,615

Property and equipment, net	120,072	-		120,072

Total assets	$556,306	$(40,316)		$515,990

See notes to unaudited pro forma condensed consolidated balance sheet and statement of operations.

SPARTAN STORES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (continued)

MARCH 29, 2003
(In thousands)

Liabilities and Shareholders' Equity	As Reported	Pro Forma Adjustments	Pro Forma

Current liabilities
Accounts payable	$112,181	$(2,550)	(a)	$109,631
Accrued payroll and benefits	28,533	-		28,533
Insurance reserves	14,783	-		14,783
Accrued taxes	16,735	-		16,735
Other accrued expenses	17,807	2,202	(b) (c)	20,009
Current maturities of long-term debt	36,594	(3,969)	(c)	32,625
Total current liabilities	226,633	(4,317)		222,316

Deferred taxes on income	-	-		-
Other long-term liabilities	20,202	-		20,202
Postretirement benefits	16,022	-		16,022
Long-term debt	183,817	(38,665)	(c)	145,152

Shareholders' equity
Common stock, voting, no par value; 50,000 shares authorized; 19,999 shares outstanding	116,388	-		116,388
Preferred stock, no par value, authorized 10,000 shares; no shares outstanding
Accumulated other comprehensive loss	(2,816)	-		(2,816)
Accumulated deficit	(3,940)	2,666	(a) (b) (c)	(1,274)
Total shareholders' equity	$109,632	$2,666		$112,298

Total liabilities and shareholders' equity	$556,306	$(40,316)		$515,990

See notes to unaudited pro forma condensed consolidated balance sheet and statement of operations.

SPARTAN STORES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

YEAR ENDED MARCH 29, 2003
(In thousands, except per share data)

	As Reported	Pro Forma Adjustments		Pro Forma

Net sales	$2,148,067	$-		$2,148,067
Cost of goods sold	1,774,350	-		1,774,350
Gross margin	373,717	-		373,717

Operating expenses
Selling, general and administrative	360,786	-		360,786
Provision for asset impairments and exit costs	47,711	-		47,711
Total operating expenses	408,497	-		408,497

Operating loss	(34,780)	-		(34,780)

Other income and expenses
Interest expense	18,125	-		18,125
Interest income	(696)	-		(696)
Other gains, net	(135)	-		(135)
Total other income and expenses	17,294	-		17,294
Loss before income taxes and discontinued operations and cumulative effect of a change in accounting principle	(52,074)	-		(52,074)
Income taxes	(18,087)	-		(18,087)
Loss from continuing operations	(33,987)	-		(33,987)
Loss from discontinued operations, net of taxes	(52,968)	2,666	(a) (b) (c) (d)	(50,302)
Cumulative effect of a change in accounting principle, net of taxes	(35,377)	-		(35,377)
Net loss	$(122,332)	$2,666		$(119,666)

Basic and diluted loss per share:
Loss from continuing operations	$(1.71)	-		$(1.71)
Loss from discontinued operations	(2.66)	$.14		(2.52)
Cumulative effect of a change in accounting principle	(1.78)	-		(1.78)
Net loss	$(6.15)	$.14		$(6.01)

Weighted average shares: Basic	19,896			19,896
Diluted	19,896			19,896

See notes to unaudited pro forma condensed consolidated balance sheet and statement of operations.

SPARTAN STORES, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AND STATEMENT OF OPERATIONS
FOR THE YEAR ENDED March 29, 2003
(In thousands)

(a)	To record disposition of assets sold, liabilities assumed by buyer, gain on net assets sold and related tax effect.

(b)	To reflect estimated transaction costs including financial advisory, legal and accounting fees.

(c)	To record reduction of borrowings made with proceeds received from transaction and related interest expense effects, net of tax effect.

(d)	The following table details the results of discontinued operations reported on the unaudited pro forma condensed consolidated Statements of Operations by operating segment:

	As Reported	Pro Forma Adjustments		Pro Forma
Discontinued retail operations
Loss from discontinued operations (less applicable taxes of ($30,710))	$(56,104)	$-		$(56,104)

Discontinued convenience distribution operations
Earnings from discontinued operations (less applicable taxes of $896, $817 and $1,713)	1,923	1,518		3,441
Gain on disposal of discontinued operations (less applicable taxes of $32, $618 and $650)	59	1,148	(a) (b)	1,207
Earnings from discontinued convenience distribution operations	1,982	2,666		4,648

Discontinued grocery distribution operations
Loss from discontinued operations (less applicable taxes of ($4,670))	(8,727)	-		(8,727)

Discontinued real estate operations
Loss from discontinued operations (less applicable taxes of $(397)	(736)	-		(736)
Gain on disposal of discontinued operations (less applicable taxes of $6,509)	12,077	-		12,077
Earnings from discontinued real estate operations	11,341	-		11,341

Discontinued insurance operations
Loss from discontinued operations (less applicable taxes of ($784))	(1,460)	-		(1,460)
Total discontinued operations
Loss from discontinued operations (less applicable taxes of ($35,665), $817 and $(34,848))	(65,104)	1,518		(63,586)
Earnings on disposal of discontinued operations (less applicable taxes of $6,541, $618 and $7,159)	12,136	1,148		13,284
Total loss from discontinued operations	$(52,968)	$2,666		$(50,302)